EXHIBIT 99.1

1606 Corp. Highlights New Leadership, AI Chatbots Innovations, and Quarterly Reporting Update after Q2 Filling

Seattle, Washington – August 15, 2024 – 1606 Corp (OTC PINK:CBDW) (the "Company," "1606," or "CBDW"), a leader in AI chatbots, is pleased to share significant updates for the second quarter of 2024. With new CEO, Austen Lambrecht, leading the charge, the Company has made noteworthy advancements in AI technology, expanded its global footprint, and completed the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Operational Highlights

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Leadership Transition: Austen Lambrecht, who assumed the role of CEO in May 2024, is driving the Company’s strategic vision with a focus on innovation and growth in AI technology. His leadership is steering 1606 Corp. through a transformative period, emphasizing technological advancements and market expansion. 1606's new CEO has been actively engaging in discussions about potential mergers and acquisitions within the AI sector.

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AI Email Marketing Launch: Under Mr. Lambrecht’s guidance, 1606 Corp. has expanded our AI email marketing campaign. Designed to expand our reach into both the public company and CBD sectors with ChatCBD and IR Chat, respectively. This new campaign also optimizes the marketing and sign-up process for greater efficiency and ease. Both chatbots for CBD and public companies can be tested at CBDW.ai.

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Quarterly SEC Reporting: 1606 Corp. is also excited to announce that it has filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. This filing reflects our commitment to transparency and regulatory compliance, providing investors and shareholders with detailed insights into our financial performance and operational activities. 1606 Corp. is proud that the Company has been able to stay current with all fillings since its inception three years ago.

CEO Comments

Austen Lambrecht, CEO of 1606 Corp., commented, “This quarter has been a period of significant progress for 1606 Corp. From the successful onboarding of AI solutions to expand our chatbot marketing and our recent SEC filing. We are laying a strong foundation for future growth. I am proud of what we have achieved and look forward to continuing our journey of innovation and excellence.”

Plans for the Third Quarter 2024

1606 Corp. is focused on leveraging its technological advancements and AI marketing expansion to drive future growth. The Company remains committed to pushing the boundaries of technology and providing cutting-edge solutions to meet the evolving needs of its AI customers.We are also thrilled to announce that our Company has been invited to present at the NIBA Show in Florida on September 4th and 5th. This prestigious event offers a fantastic opportunity for us to showcase our latest AI technology innovations and insights. We are particularly excited about the chance to connect with institutional investors, as we believe their involvement could be instrumental in shaping the future of our Company. We look forward to engaging in meaningful discussions and exploring potential collaborations.

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About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in AI Chatbots. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the IR industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience.

As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

Industry Information

The global artificial intelligence market has seen remarkable growth, valued at $428 billion in 2022 and projected to reach $2.25 trillion by 2030. With a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%, AI's global impact is undeniable, with as many as 97 million individuals expected to work in the AI sector by 2025, according to fortunebusinessinsights.com

Forward-Looking Statements

This press release includes statements that may be deemed to be "forward-looking statements" under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should", "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Specific forward-looking statements in this press release include, among others, statements regarding the expected trading of our shares on The Nasdaq Capital Market, the expected closing of the offering, and the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially and adversely from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in the prospectus included in the Registration Statement and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and 1606 Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For inquiries, please contact:

Austen Lambrecht

CEO

austen@1606corp.com

cbdw.ai

SOURCE: 1606 Corp.

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